As filed with the Securities and Exchange Commission on May 31, 2000

                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         -----------------------------


                           NEWMONT MINING CORPORATION
             (Exact name of Registrant as specified in its charter)


                         -----------------------------

           Delaware                 1700 Lincoln Street           13-2526632
(State or other jurisdiction of    Denver, Colorado 80203     (I.R.S. Employer
 incorporation or organization)        (303) 863-7414        Identification No.)
                                   (Address of principal
                                      executive offices)

                           NEWMONT MINING CORPORATION
                     2000 Non-Employee Directors Stock Plan
                              (Full Title of Plan)


                         -----------------------------

                            Timothy J. Schmitt, Esq.
                           Newmont Mining Corporation
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
                      (Name, address and telephone number,
                   including area code, of agent for service)


                         -----------------------------

                                   Copies to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200


                         -----------------------------


                         CALCULATION OF REGISTRATION FEE

==================================== ================= ==================== =================== ====================

                                                        Proposed maximum     Proposed maximum
      Title of each class of           Amount to be      offering price     aggregate offering       Amount of
    securities to be registered         registered        per share (1)         price (1)        registration fee
------------------------------------ ----------------- -------------------- ------------------- --------------------
Common Stock, $1.60 par value......      400,000            $24.8125            $9,925,000           $2620.20

==================================== ================= ==================== =================== ====================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc. on May 25, 2000.



================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

                  On May 4, 2000, the shareholders of Newmont Mining Corporation ("Newmont Mining") approved the merger (the "Merger") of Newmont Mining with and into its wholly-owned subsidiary, Newmont Gold Company ("Newmont Gold"). The Merger became effective at 5 p.m. EDST on May 15, 2000 (the "Effective Time"). For all periods prior to the Effective Time, the term "Corporation" shall mean Newmont Mining. For all periods at or subsequent to the Effective Time, the term "Corporation" shall mean the surviving company, Newmont Gold, which in the Merger changed its name to "Newmont Mining Corporation".

                  The Corporation hereby incorporates by reference in this Prospectus the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, the Corporation's Quarterly Report on Form 10-Q for the quarter ending March 31, 2000 and the description of the Common Stock contained in the Corporation's registration statement for its Common Stock filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of the State of Delaware authorizes and empowers each Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

                  The By-Laws of the Corporation provide that each person who at any time is or shall have been a director or officer of the Corporation, or is or shall have been serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, and his heirs, executors and administrators, shall be indemnified by the Corporation in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. Article VI of the By-Laws of the Corporation facilitates enforcement of the right of directors and officers to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between the Corporation and the director or officer.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

Exhibit
Number            Description of Documents

5 Opinion of White & Case LLP, counsel to the Corporation, dated May 31, 2000, with respect to the legality of the Common Stock being registered.

23.1              Consent of Arthur Andersen LLP.

23.2 Consent of White & Case LLP (included in Exhibit 5 to the Registration Statement).

24                Power of Attorney of certain officers and directors.

Item 9.  Undertakings.

                  The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment or prospectus supplement to this registration statement:

                           (i) to include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                  (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5)  to  respond  to   requests   for   information   that  is
         incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  (6) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                  (7) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                  (8) that every prospectus (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 31st day of May, 2000.

                                        NEWMONT MINING CORPORATION

                                        By   /s/ Timothy J. Schmitt
                                          --------------------------------------
                                          Timothy J. Schmitt
                                          Vice President and Secretary



                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                                Date

       *
-----------------
Vincent A. Calarco             Director                             May 31, 2000

       *
-----------------
Ronald C. Cambre               Chairman and Chief                   May 31, 2000
                               Executive Officer and Director
                               (Principal Executive Officer)

       *
-----------------
James T. Curry, Jr.            Director                             May 31, 2000

       *
-----------------
Joseph P. Flannery             Director                             May 31, 2000

       *
-----------------
Leo I. Higdon, Jr.             Director                             May 31, 2000

       *
-----------------
Robert J. Miller               Director                             May 31, 2000

       *
-----------------
Wayne W. Murdy                 President and Director               May 31, 2000

       *
-----------------
Robin A. Plumbridge            Director                             May 31, 2000

       *
-----------------
Robert H. Quenon               Director                             May 31, 2000

       *
-----------------
Moeen A. Qureshi               Director                             May 31, 2000

       *
-----------------
Michael K. Reilly              Director                             May 31, 2000

       *
-----------------
James V. Taranik               Director                             May 31, 2000

       *
-----------------
William I.M. Turner, Jr.       Director                             May 31, 2000

       *
-----------------
Bruce D. Hansen                Senior Vice President and            May 31, 2000
                               Chief Financial Officer
                               (Principal Financial Officer)

       *
-----------------
Linda K. Wheeler               Vice President and Controller        May 31, 2000
                               (Principal Accounting Officer)


     *By  /s/ Timothy J. Schmitt
        ---------------------------
        Timothy J. Schmitt as
        Attorney-in-fact

                                  EXHIBIT INDEX




Exhibit No.

5 Opinion of White & Case LLP, counsel to the Corporation, dated May 31, 2000, with respect to the legality of the Common Stock being registered.

23.1                Consent of Arthur Andersen LLP.

23.2 Consent of White & Case LLP (included in Exhibit 5 to the Registration Statement).

24                  Power of Attorney of certain officers and directors.